UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 28, 2016 (March 25, 2016)

NOWNEWS DIGITAL MEDIA TECHNOLOGY CO. LTD.

(Exact name of registrant as specified in its charter)

Nevada	333-171637	36-4794119
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

4F, No. 32, Ln. 407, Sec. 2. Tiding Road, Neihu District, Taipei City 114, Taiwan

(Address of principal executive offices) (zip code)

886287978775 ext 500

(Registrant's telephone number, including area code)

N/A

(Former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 25, 2016 Yih-Jong Shy’s employment as the Chief Executive Officer with NowNews Digital Media Technology Co. Ltd terminated.. There was no disagreement or dispute between Mr. Shy and the Company which led to his termination. The Company and Mr. Shy have entered into a Separation Agreement and General Release (the “Separation Agreement.”), pursuant to which the Company received a release from Mr. Shy.

On the same day, the Board of Directors of the Company appointed Shuo-Wei Shih as the Chief Executive Officer of the Company.

Before joining the Company, Mr. Shih has been a director of GIA Investment, a consulting firm in finance, operation and marketing in Taiwan since October 2014. From 2007 to 2012, Mr. Shih was the founder of Sunrise Global Solar Energy Ltd, which engages in the design, manufacture, and marketing of photovoltaic solar energy products for residential, commercial and utility-scale power plant clients worldwide. Mr. Shih was responsible for business development, financing as well as cooperation with Australian scientists. In 2012, under Mr. Shih’s supervision, Sunrise Global Solar Energy Ltd was acquired by Sino-American Silicon Products Inc.(TSEC:5483), a manufacturer of solar wafer listed in Taiwan. In 2012, he was selected by Council for Industrial and Commercial Development of Taiwan as a director responsible for resource integration and providing of financial advice. Mr. Shih started his professional career as an associate researcher with the Industrial Technology Research Institute in Taiwan. He was certified as an Industrial Technologist by National Association of Industrial Technology (USA) in 1997. Mr. Shih graduated from Southern Illinois University with a BS degree focusing on industrial technology in 1994 and received his MS degree from Indiana State University in 1996.

There are no arrangements or understandings between Mr. Shih and any other persons pursuant to which Mr. Shih was appointed as an officer of the Company. In addition, there are no family relationships between Mr. Shih and any director, executive officer, or person nominated or chosen by the Company to become a director or executive officer. Furthermore, since the inception of the Company, there have been no transactions in which the Company was or is to be a participant and the amount involved exceeds $120,000, and in which Mr. [Shi}t had or will have a direct or indirect material interest, and there are currently no such proposed transaction

The foregoing description of the Separation Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Separation Agreement and Employment Agreement which are filed as exhibit 10.1 and 10.2, respectively, to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits.

The exhibit listed in the following Exhibit Index is filed as part of this Current Report on Form 8-K.

Exhibit No.	Description

10.1	Separation Agreement and General Release between the Company and Yih-Jong Shy
10.2	Employment Agreement between the Company and Shuo-Wei Shih

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 28, 2016	NOWNEWS DIGITAL MEDIA TECHNOLOGY CO.LTD.

	By:	/s/ Alan Chan
Alan Chan
Chairman of the Board